UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549 FORM 8-K

CURRENT REPORT PURSHANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: September 18, 2007

TELEMETRIX, INC.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER 000-14724

DELAWARE (State or other jurisdiction of incorporation or organization)	470830931 (I.R.S. Employer Identification No.)

6650 Gunpark Drive, Suite 100, Boulder, Colorado 80301

(Address of principal executive offices)

Registrant’s telephone number, including area code: 303-652-0103

_________________________________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5.	Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On September 17, 2007, Mr. Piers Linney resigned as one of our directors. Mr. Linney served as a director since November 2006. Mr. Linney resigned to devote more time to his existing business interests.

     On September 17, 2007, our Board of Directors elected Mr. Brett Smithard to be a director of our Company. Mr. Smithard is the Chief Executive Officer of Tower Gate Capital, a London based investment bank. Mr. Smithard is a chartered accountant (formerly with PWC), with international investment, advisory and commercial experience. He was the founder of Smithard & Co., an investment and advisory firm focusing on turnaround and restructuring opportunities, having previously worked as a corporate financier at Personal Trust International. His prior business experience includes serving as CEO of National Autoparks Group, and CFO of TNT International Express and Autopage Holdings, as well as serving as a non-executive director of various other public and private companies.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 17, 2007 Telemetrix Inc. By: /s/ William Becker William Becker Chief Executive Officer (Principal Executive Officer)